Exhibit 99.1

AiXin Life International, Inc. (OTCQX: AIXN) Announces Acquisitions of Hotel and Pharmacy Chain

CHENGDU, CHINA, June 7, 2021 (GLOBE NEWSWIRE)— AiXin Life International, Inc. (OTCQX: AIXN) (hereinafter referred to as “AIXN” or the “Company”), on May 25, 2021, agreed to purchase the Shangyan Hotel located in Chengdu, for a purchase price of approximately $1.2 million. On June 2, 2021, the Company agreed to purchase a chain of nine pharmacies also located in Chengdu for an aggregate purchase price of approximately $5.3 million.

The Shangyan Hotel is owned and operated by Chengdu Aixin Shangyan Hotel Management Co., Ltd., now a wholly owned subsidiary of AIXN. The hotel covers more than 8,000 square meters and has a large restaurant, luxury dining rooms, a music tea house, private tea rooms, 108 guest rooms and other supporting facilities. The hotel is conveniently located to public transportation and the Shuangliu International Airport. It boasts a banquet hall equipped with advanced audio-visual equipment and high-speed wireless internet to facilitate large group presentations. The staff is experienced and professional and the hotel offers a full range of catering services. The Company expects the closing of Shangyan Hotel Company acquisition to occur in early July 2021.

The nine pharmacies are owned and operated by Chengdu Aixin Pharmacy Co., Ltd. and eight affiliated entities each of which operates a pharmacy located in Chengdu. The first of the nine pharmacies was established in 2016 and each pharmacy engages in the retail sale of pharmaceuticals and the sale of pre-packaged food and bulk food, health food, dairy products, cosmetics, electronic products, disinfecting supplies, class-I, and class-II medical equipment. The staff at each pharmacy also consults with customers regarding common nutrition and health issues. The Company expects the closing of Chengdu Aixin Pharmacy Co., Ltd. acquisition to occur no later than July 1, 2021.

Mr. Quanzhong Lin, Chairman and CEO of AiXin Life International, Inc., commented: “We are pleased to announce the acquisitions of the hotel and the pharmacy stores at a compelling price, and we believe these are great opportunities for the Company. Our aim is to diversify our business lines while also creating a significant degree of vertical integration. The pharmacies will allow AIXN to broaden the number of health-related products we sell and give us a new sales channel through which to sell our own nutritional products. With these acquisitions, it will be a perfect time for the Company to share resources while increasing efficiency and revenue. In addition to our main healthcare product sales business, we will now own hotel and pharmacy businesses, which is a win-win for all as we integrate the various businesses to achieve greater operational synergy and accelerate future growth.”

About AiXin Life International, Inc.

AiXin Life International, Inc., is engaged in providing nutritional products in China and operates a chain of pharmacies in Sichuan Province. The Company offers Milk Powder and other nutritional supplements and health products. The Company sells its products through a variety of advertising and marketing initiatives, including on-line web sales, at exhibition events & conferences, and through its own chain of pharmacy stores. The Company is headquartered in Chengdu, China.

Forward-Looking Statement

This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. When the Company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. Forward-looking statements are not guarantee of future performance and involve risks and uncertainties that may cause the actual results to differ materially from the Company’s expectations discussed in the forward-looking statements. These statements are subject to uncertainties and risks including, but not limited to, the following: the Company’s goals and strategies; the Company’s future business development; product and service demand and acceptance; changes in technology; economic conditions; the growth of the educational and training services market in China and other countries where CSCW conducts its business; reputation and brand; the impact of competition and pricing; government regulations; fluctuations in general economic and business conditions and assumptions underlying or related to any of the foregoing and other risks contained in reports filed by the Company with the Securities and Exchange Commission. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Additional factors are discussed in the Company’s filings with the U.S. Securities and Exchange Commission, which are available for review at www.sec.gov. The Company undertakes no obligation to publicly revise these forward–looking statements to reflect events or circumstances that arise after the date hereof unless required by applicable laws, regulations or rules.

For more information, please contact:

William Tu
Skyline Corporate Communications Group, LLC
One Rockefeller Plaza, 11th Floor
New York, NY 10020
Office: (646) 893-5835
Email: wtu@skylineccg.com